Exhibit 3.6

ANDOVER SOFTWARE SUBSIDIARY, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Amended and Restated Limited Liability Company Agreement of Andover Software Subsidiary, LLC, a Delaware limited liability company, is adopted as of the 3rd day of March, 2003, by Online Securities Processing Inc., a Delaware corporation, as the sole Member.

SECTION 1

DEFINED TERMS; OPERATION OF COMPANY

1.1 Defined Terms. When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

“Act” means the Delaware Limited Liability Company Act.

“Agreement” means this limited liability company agreement, as the same may be amended from time to time.

“Capital Contribution” means the amount of money and the fair market value of any property contributed to the Company by the Member (net of any liabilities to which such property is subject or that are assumed by the Company in connection with such contribution).

“Certificate” means the certificate of formation for the Company, and any amendments thereto.

“Company” means the limited liability company formed and operated pursuant to the terms of this Agreement.

“Member” means the Person listed as the Member in the preamble to this Agreement, and any Person subsequently admitted as a Member in accordance with the terms of this Agreement.

“Net Cash Flow” means gross cash proceeds of the Company from all sources other than Capital Contributions, including reductions in Reserves that reduced Net Cash Flow for prior periods, reduced by the portion of such cash proceeds used (i) to pay Company expenses, including debt service, (ii) to acquire capital improvements, and (iii) to fund Reserves.

“Person” means any individual or any partnership, corporation, trust, limited liability company or other legal entity.

“Profits” and “Losses” mean, for each year or other period, an amount equal to the Company’s federal taxable income or loss for such year or period, and all corresponding items of income, gain, loss, deduction, and credit.

“Reserves” means amounts set aside to pay future costs or expenses that are anticipated to exceed cash available to pay such costs or expenses when due, as determined in the sole discretion of the Member.

1.2 Formation; Name. This Amended and Restated Limited Liability Company Agreement is made as of March 3, 2003, among Andover Software Subsidiary, LLC (the

ANDOVER SOFTWARE SUBSIDIARY, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

“Company”) and the Member as of the close of business on such date, and amends and restates in its entirety the Limited Liability Company Agreement of Andover Software, LLC dated as of December 18, 2002. The Company was formed on December 18, 2002, through the filing of its Certificate of Formation with the Office of the Secretary of State of the State of Delaware.

1.3 Registered Agent and Office; Principal Office. The registered agent and office of the Company required under the Act shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 18901 and may be changed by the Member in accordance with the Act. The principal business office of the Company shall be located at 5 Marine View Plaza, Hoboken, NJ 07030, or such other address as shall be designated by the Member.

1.4 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act (including, without limitation, providing services to others and acquiring, managing and disposing of real and personal property), and engaging in any and all activities necessary or incidental to the foregoing.

1.5 Term. The term of the Company commenced on the date of filing of the Certificate, and the Company shall continue until the Company is terminated in accordance with this Agreement.

SECTION 2

CAPITAL CONTRIBUTIONS

2.1 Capital Contributions. Capital Contribution shall mean any contribution made to the capital of the Company in cash or property by a Member in accordance with this Agreement whenever made. Upon becoming a Member and executing this Agreement (or a predecessor to this Agreement), each Member contributed to the capital of the Company such Member’s Initial Capital Contribution. Capital Contributions made in cash shall be effected by delivering to the Company an amount equal to the entire amount of such contribution in cash or by check, subject to collection.

2.2 Additional Capital Contributions. No additional Capital Contributions shall be required of the Members.

SECTION 3

DISTRIBUTIONS

3.1 Distributions of Net Cash Flow. All Net Cash Flow shall be distributed to the Member at such times and in such amounts as shall be determined by the Member.

ANDOVER SOFTWARE SUBSIDIARY, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SECTION 4

PROFITS AND LOSSES

4.1 Tax Classification. The Member intends that the Company be a disregarded entity for federal income tax purposes, in accordance with Treasury Regulation Section 301.7701-3(b)(ii). All of the Profits and Losses of the Company shall be reported by the Member in accordance with such classification.

SECTION 5

MANAGEMENT OF COMPANY

5.1 General Provisions Concerning Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member. The Member shall exercise the authority, powers and rights granted to it under this Agreement through officers appointed by the Member pursuant to the following terms and conditions.

5.2 Officers Generally. The Member, at any time and from time to time, shall have the authority to appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Member, at any time and from time to time, may also appoint such other officers as it shall deem necessary, including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Member, and shall exercise such powers and perform such duties as shall be determined from time to time by the Member.

5.3 Compensation. The salaries, bonuses and other compensation and perquisites of the officers shall be determined by the Member, except that the Member may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance herewith.

5.4 Terms of Office. Each officer shall hold office for one (1) year after his or her appointment by the Member and until his or her successor is chosen or until his or her earlier resignation, death, removal or termination of his or her office. Any officer may be removed with or without cause by the Member whenever in its judgment the best interests of the Company would be served thereby. Any officer may resign by giving written notice to the Member. The resignation shall be effective upon receipt, or at such time as may be specified in such notice.

5.5 Chief Executive Officer. The Chief Executive Officer, when one is appointed, shall be declared by the Member to be the Chief Executive Officer of the Company and, if so appointed, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Member are carried into effect. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. The Chief Executive Officer shall call meetings of the Members and the Member to order and shall act as chairman of such meetings.

5.6 President. When no Chief Executive Officer has been appointed, or in the event of the death or disability of the Chief Executive Officer or at his request, the President shall have

ANDOVER SOFTWARE SUBSIDIARY, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

general and active management of the business of the Company and shall see that all orders and resolutions of the Member are carried into effect. The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Member or the Chief Executive Officer. The President shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing such committees. In the absence of a Chief Executive Officer, the President shall call meetings of the Members and the Member to order and shall act as chairman of such meetings. If no other officers are appointed, the President shall also have all of the powers and perform the duties of Secretary and Treasurer.

5.7 Vice Presidents. The Vice Presidents shall perform such duties as are generally performed by vice presidents of corporations. The Vice Presidents shall perform such other duties and exercise such other powers as the Member, the Chief Executive Officer or the President shall request or delegate. The Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Member, the Chief Executive Officer or the President.

5.8 Secretary. The Secretary shall attend all meetings of the Member and all meetings of the Members and shall record all votes and the minutes of all proceedings in books to be kept for that purpose. He or she shall give, or cause to be given, any notices required to be given of any meetings of the Members and of the Member, and shall perform such other duties as may be prescribed by the Member, the Chief Executive Officer or the President. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary’s request, perform the duties and exercise the powers and authority herein granted to the Secretary.

5.9 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Member. He or she shall render to the Chief Executive Officer, the President and the Member, whenever requested, an account of the financial condition of the Company, and, in general, he or she shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him or her by the Member, the Chief Executive Officer or the President.

5.10 Controller. The Member may appoint a Controller who shall keep or cause to be kept in the books of the Company provided for that purpose a true account of all transactions, and of the assets and liabilities, of the Company. The Controller shall prepare and submit to the Chief Executive Officer or the President such financial statements and schedules as may be required to keep such officer currently informed of the operations and financial condition of the Company, and shall perform such other duties as may be assigned by the Member, the Chief Executive Officer or the President.

5.11 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Member (or, if there be no such determination, then in the order of their appointment), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act or failure to act (in violation of a duty to act or in contravention

ANDOVER SOFTWARE SUBSIDIARY, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

of direction to act by the Member), perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Member.

5.12 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Member (or if there be no such determination, then in the order of their appointment), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act or failure to act (in violation of a duty to act or in contravention of direction to act by the Member), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Member.

5.13 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are specifically provided for in this Agreement, shall have such authority and perform such duties as may from time to time be prescribed by the Member, or by the Chief Executive Officer or President.

5.14 Acting Officers. In case of the absence of any officer of the Company, or for any other reason that the Member may deem sufficient, the Member may delegate, for such period of time as the Member may determine, any or all of the powers or duties of such officer to any other officer.

5.15 Delegations of Authority. The Member may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Member, which may be a general resolution. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by the Chief Executive Officer or President, or by such officer or officers, agent or agents of the Company as authorized by the Member and in such manner as shall from time to time be determined by written resolution of the Member.

5.16 Company Expenses. All expenses of the Company shall be billed directly to and paid by the Company. The Member shall be reimbursed for all expenses incurred by the Member for or on behalf of the Company.

SECTION 6

BOOKS AND RECORDS; FINANCIAL MATTERS

6.1 Books and Records. The Company books and records shall be maintained at the principal office of the Company. The Company books shall be closed and balanced at the end of each year.

6.2 Fiscal Year. The fiscal year of the Company shall end on the same day as the last day of the fiscal year of the Member.

ANDOVER SOFTWARE SUBSIDIARY, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

6.3 Banking. All funds of the Company shall be deposited in the name of the Company in such checking account or accounts as shall be designated by the Member. All withdrawals therefrom are to be made upon checks signed by a Person or Persons authorized by the Member.

SECTION 7

TRANSFERS AND ADMISSIONS

7.1 Transfers. The Member may transfer, sell, assign, encumber, or otherwise dispose of all or any portion of the Member’s interest in the Company without the consent of any other Person.

7.2 Admissions. Any Person may be admitted as an additional or substitute Member with the consent of the Member, on such terms and conditions as shall be determined by the Member.

SECTION 8

TERMINATION AND DISSOLUTION

8.1 Dissolution Events. The Company shall be terminated and dissolved at such time or upon the happening of such events as shall be determined by the Member.

8.2 Liquidation.

8.2.1 Winding Up. Upon the dissolution of the Company, the Company’s business shall be liquidated in an orderly manner. The Member shall determine which Company property shall be distributed in-kind and which Company property shall be liquidated. The liquidation of Company property shall be carried out as promptly as is consistent with obtaining the fair value thereof.

8.2.2 Payments and Distributions. Company property or the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order of priority, with no distribution being made in any category set forth below until each preceding category has been satisfied in full:

(a) To the payment and discharge of all of the Company’s debts and liabilities, and the establishment of Reserves (which Reserves, to the extent no longer needed by the Company, shall be distributed in accordance with subsection (b) hereof) ;

(b) The balance shall be distributed to the Member.

ANDOVER SOFTWARE SUBSIDIARY, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SECTION 9

MISCELLANEOUS

9.1 Successors. This Agreement shall inure to the benefit of and shall be binding upon all of the parties and their respective heirs, successors and assigns.

9.2 Applicable Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware.

9.3 Amendment. No change or modification to this Agreement shall be valid unless the same be approved by the Member.

9.4 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

9.5 Construction. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural and pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter.

9.6 Headings and Captions. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

IN WITNESS WHEREOF, the sole Member has executed this Agreement as of the day and year first above written.

MEMBER:

ONLINE SECURITIES PROCESSING INC.

By:	/S/ Michael J. Ruane
Michael J. Ruane, President